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EXHIBIT 3.1.2
                      CERTIFICATE OF AMENDMENT

                                 OF

                    CERTIFICATE OF INCORPORATION

                              * * * * *


           The Harper Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           FIRST: That at a meeting of its Board of Directors resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            NOW, THEREFORE, BE IT RESOLVED, that subject to ratification and approval by this Corporation's stockholders, Article FIRST, of the Certificate of Incorporation of this Corporation be amended to read as follows:

            FIRST:    The  name  of  this  corporation  is:    CIRCLE
INTERNATIONAL GROUP, INC.

           SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

           THIRD:        That  said  amendment was  duly  adopted  in
accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Peter Gibert, its Chairman and Chief Executive Officer and attested by Robert H. Kennis, its Secretary this 13th day of May, 1997.

                              THE HARPER GROUP, INC.


                        By:  /S/ Peter Gibert
                             -----------------------
                             Peter Gibert
                             Chairman   and  Chief  Executive Officer

ATTEST:


By:  /S/ Robert H. Kennis
     ---------------------------
     Robert H. Kennis, Secretary